Exhibit 99.1

Contact: Trans World Entertainment Edwin Sapienza Chief Financial Officer (518) 452-1242
38 Corporate Circle Albany, NY 12203
www.twec.com	NEWS RELEASE

TRANS WORLD ENTERTAINMENT CORPORATION COMMENTS ON

MARK R. HIGGINS’ PRELIMINARY PROXY STATEMENT

Albany, NY, May 28, 2019 -- Trans World Entertainment Corporation (Nasdaq: TWMC) (the “Company”) today issued the following statement regarding Mark R. Higgins’ (“Mr. Higgins”) preliminary proxy statement:

 The Company’s Board of Directors (the “Board”) and management are deeply committed to enhancing value for all shareholders and overseeing the Company’s strategy. Our Board is comprised of six highly qualified directors who bring expansive experience concerning retail operations, accounting and finance, management and leadership, risk assessment and corporate governance. Specifically, the Board has extensive knowledge of the challenges faced by the Company in the turbulent physical retail and physical media industries, and has been instrumental in identifying opportunities to improve results.  The Board recognizes the importance of having the right mix of skills, expertise and experience to effectively oversee the Company and regularly reviews the Board’s composition and its refreshment to ensure alignment with the interests of shareholders.

 In the fye segment, over the past four years, the Company has changed its merchandise point of view based on unique, relevant, collaborative and exclusive merchandise.  These efforts have been well received by our customers and will drive the continued reinvention of the fye brand throughout 2019. These changes have resulted in an increase in contribution from our lifestyle categories to 55% of revenue in 2018 as compared to 25% in 2014.  In the etailz segment, during fiscal 2018, the Company implemented strategic initiatives, operational efficiencies and other considerations directed towards improving the segment’s performance, operations, and cash flow.  In the first quarter ended May 4, 2019, we saw the benefits of the strategic initiatives, highlighted by improved gross margins, lower SG&A expenses and improved supply chain efficiency. As a result of these initiatives in etailz and disciplined inventory management in the fye segment, we were able to reduce cash used in operations by over $10 million for the first quarter as compared to the first quarter of 2018.  The Company is committed to taking steps to improve operating results as management diligently executes its strategy to deliver value for shareholders.

 The Company’s shareholders are not required to take any action at this time. The Board will present its formal recommendation regarding director nominations in the Company’s proxy materials that will be filed with the SEC and mailed—including a WHITE proxy card—to shareholders eligible to vote at the 2019 Annual Meeting.

About Trans World Entertainment Corporation

Trans World Entertainment is a leading multi-channel retailer, blending a 40-year history of entertainment retail experience with digital marketplace expertise. Our brands seamlessly connect customers with the most comprehensive selection of music, movies, and pop culture products on the channel of their choice. For over 40 years, the Company has operated as a leading specialty retailer of entertainment and pop culture merchandise with stores in the United States and Puerto Rico, primarily under the name fye, for your entertainment, and on the web at www.fye.com  and www.secondspin.com. In October 2016, the Company acquired etailz, Inc., a leading digital marketplace expert retailer, operating both domestically and internationally. etailz uses a data driven approach to digital marketplace retailing utilizing proprietary software and ecommerce insight coupled with a direct customer relationship engagement to identify new distributors and wholesalers, isolate emerging product trends, and optimize price positioning and inventory purchase decisions. Trans World Entertainment, which established itself as a public company in 1986, is traded on the Nasdaq National Market under the symbol “TWMC”.

Forward Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to the Company’s future prospects, developments and business strategies. The statements contained in this document that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.  We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, and similar terms and phrases, including references to assumptions, in this document to identify forward-looking statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements: new product introductions; continued and accelerated declines in compact disc (“CD”) and home video industry sales; highly competitive nature of the retail entertainment business; advancements in technology, including digital distribution and media streaming; competitive pricing; current economic conditions and changes in mall traffic; dependence on key employees, the ability to hire new employees and pay competitive wages; the Company’s level of debt and related restrictions and limitations; future cash flows; availability of real estate; vendor terms; interest rate fluctuations; access to third party digital marketplaces; adverse publicity; product liability claims; changes in laws and regulations; breach of data security;  increase in Amazon Marketplace fulfillment and storage fees and the other matters set forth under Item 1A “Risk Factors,” Item 7 “Management’s

Discussion and Analysis of Financial Condition and Results of Operations”, and other sections of the Company’s Annual Report on Form 10-K filed on May 14, 2019.  The reader should keep in mind that any forward-looking statement made by us in this document, or elsewhere, pertains only as of the date on which we make it. New risks and uncertainties come up from time-to-time and it’s impossible for the Company to predict these events or how they may affect the Company. In light of these risks and uncertainties, you should keep in mind that any forward-looking statements made in this report or elsewhere might not occur.

Important Additional Information

The Company will be filing a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies for its 2019 Annual Meeting. The Company’s shareholders are strongly encouraged to read the proxy statement (including any amendments or supplements thereto) and the accompanying WHITE proxy card when they become available because they will contain important information. Shareholders will be able to obtain copies of the Company’s 2019 proxy statement, any amendments or supplements to the proxy statement, and other documents filed by the Company with the SEC in connection with its 2019 Annual Meeting for no charge at the SEC’s website at www.sec.gov. Copies will also be available for no charge in the Investors section of the Company’s website at www.twec.com.

The Company, its directors, executive officers and certain employees may be deemed participants in the solicitation of proxies from stockholders in connection with the Company’s 2019 Annual Meeting. The Company’s 2019 proxy statement will contain information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities when it is filed with the SEC. If the holdings of the Company’s securities change from the amounts provided in the proxy statement, such changes will be set forth in SEC filings on Forms 3, 4 and 5, which can be found in the Investors section of the Company’s website at www.twec.com or through the SEC’s website at www.sec.gov. Additional information about the Company’s directors and executive officers is also available in the Company’s proxy statement for its 2018 Annual Meeting filed with the SEC on May 30, 2018.

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